Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-111056 of Whiting Petroleum Corporation on Form S-8 of our report dated October 15, 2004, appearing in this Current Report on Form 8-K/A of Whiting Petroleum Corporation.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 15, 2004